Exhibit 10.50

FIRST AMENDMENT TO OFFICE LEASE

This FIRST AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of March             , 2007 (the “Amendment Date”), by and between BLOCK L LAND, L.P., a Texas limited partnership (“Landlord”), and PLAINSCAPITAL CORPORATION, a Texas corporation (“Tenant”).

RECITALS:

A.	Landlord and Tenant entered into that certain Office Lease dated as of February 7, 2007, (the “Lease”) regarding Retail Bank Space and Office Space (the “Premises”) in the building commonly known as One Victory Park, located at 2323 Victory Avenue, Dallas, Texas 75219, all as more fully described in the Lease.

B.	Landlord and Tenant desire to amend the Lease by amending certain provisions of the Lease, as more particularly set forth below.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Defined Terms. Unless otherwise defined herein, capitalized terms have the meanings assigned in the Lease.

2.	Tenant’s Right to Additional Space. The first sentence of Section 20.(b) is hereby deleted and replaced in its entirety with the following sentence:

“Following Landlord's delivery of the Contraction Notice, provided Tenant has exercised its first Renewal Option and subject to the provisions of this Section 20.(b), Tenant shall have a preferential right to lease space on or above the 15th floor of the Building, subject to the rights of E&Y with respect to such floors, on the following terms and conditions:”

The first sentence of Section 20.(b)(i) is hereby deleted in its entirety and replaced with the following sentence:

“Subject to the rights of the E&Y and to renewal and expansion rights (as distinguished from rights of first offer or rights of first refusal) of then-existing tenants of the Building, if, during the Offer Period, Landlord intends to offer available space on or above the 15th floor of the Building for lease to a third party, Landlord shall deliver to Tenant a notice (“Additional Space Notice”) describing such space (the “Additional Space”), Landlord's determination of the prevailing rental rate in the Building for such Additional Space, and the terms on which Landlord proposes to offer the Additional Space for lease to such third party.”

3.	Preferential Right (Exhibit K). The first sentence of the first paragraph of Exhibit K is hereby deleted and replaced in its entirety with the following sentence:

“Following the Lease Date, and subject to the provisions of this Exhibit K, Tenant shall have a continuing and recurring preferential right (“Preferential Right”) to lease the following space (“Preferential Right Space”): (a) the balance of the fifth floor, (b) all of floor 12, subject to the preferential rights of the HB Tenant with respect to floor 12 and (c) all of floor 15 of the Building, subject to the preferential rights of E&Y with respect to floor 15.”

The first sentence of paragraph (d) is hereby deleted and replaced in its entirety by the following sentence:

“Subject to the rights of the HB Tenant, E&Y, each as set forth above, and to renewal and expansion rights (as distinguished from rights of first offer or rights of first refusal) of then-existing tenants of the Building, if Landlord intends to offer for lease to another party space that is Preferential Right Space, Landlord shall deliver to Tenant a notice (“Offer Notice”) describing the material provisions of such offer and Landlord's determination of the prevailing rental rate in the Building for such space.”

4.	Landlord’s Address. Landlord’s Address for purpose of notices under the Lease as set forth in Section 1 is amended as follows:

3090 Olive Street Suite 300

Dallas, Texas 75219

Attn: Clay B. Pulliam

5.	Notices to Landlord: The reference to Walter D. Miller in Section 26.(e) is hereby deleted in its entirety. As a condition to the effectiveness of any notice from Tenant to Landlord regarding any disagreement, default, dispute, defense, claim or other assertion with which Landlord may disagree, Tenant must deliver a concurrent copy of such notice to Hillwood Development Company, LLC, Three Lincoln Center, 5430 LBJ Freeway, Suite 800, Dallas, Texas 75240, Attn: Chief Legal Counsel.

6.	Miscellaneous.

(a)	Full Force and Effect. Except as expressly amended hereby, all other items and terms of the Lease remain unchanged and continue to be in full force and effect.

(b)	Ratification. Landlord and Tenant hereby ratify and confirm their respective obligations under the Lease. Additionally, Landlord and Tenant further confirm and ratify that, as of the date hereof, the Lease is and remains in good standing and in full force and effect.

(c)	Conflicts. The terms of this Agreement will control over any conflicts between it and the terms of the Lease.

(d)	Counterparts. This Agreement may be executed in multiple counterparts, and each counterpart when fully executed and delivered will constitute an original instrument, and all such multiple counterparts will constitute but one and the same instrument.

(e)	Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGE(S) FOLLOWS.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date(s) set forth below to be effective as of the Amendment Date.

TENANT:

PLAINSCAPITAL CORPORATION,
a Texas corporation

By:	/s/ George McCleskey
Name: George McCleskey
Title: Senior Executive Vice President

Date signed: March 27, 2007

First Amendment to Lease Agreement

Signature Page 1 of 2

LANDLORD:

BLOCK L LAND, L.P.,
a Texas limited partnership

By:	BLOCK L GP, LLC,
a Texas limited liability company,
its general partner

	By:	/s/ Jonas C. Woods
	Name:	Jonas C. Woods
	Title:	Executive Vice President

Date Signed: April 3, 2007

First Amendment to Lease Agreement

Signature Page 2 of 2